UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 20, 2011, Conn-Selmer, Inc., a wholly owned subsidiary of Steinway Musical Instruments, Inc., entered into an Employment Agreement with John M. Stoner, Jr. The agreement provides that Mr. Stoner will continue to serve as President of Conn-Selmer, Inc. in consideration of an annual base salary of $460,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stoner is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews on an annual basis unless at least 60 days notice is given by Conn-Selmer, Inc. The agreement provides that in the event Conn-Selmer, Inc. terminates Mr. Stoner without cause or does not renew the agreement or Mr. Stoner terminates his employment for good reason, it is obligated to pay to Mr. Stoner a lump sum equal to his latest annual salary plus bonus. The agreement further provides that if Conn-Selmer, Inc. terminates Mr. Stoner within twelve months after there is a change in control of Conn-Selmer, Inc. and Mr. Stoner is not a member of the group acquiring the stock or assets of Conn-Selmer, Inc. upon such change of control, then Mr. Stoner shall receive a lump sum equal to twice his latest annual salary plus bonus.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement dated December 20, 2011 between Conn-Selmer, Inc. and John M. Stoner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 23, 2011	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Michael T. Sweeney

	Name:	Michael T. Sweeney
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated December 20, 2011 between Conn-Selmer, Inc. and John M. Stoner, Jr.